UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2018

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2018, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Symantec Corporation (the “Company”) approved the FY19 Senior Executive Annual Incentive Plans (the “Annual Incentive Plans”) for the Company’s named executive officers.

Under the terms of the Annual Incentive Plans, the Company’s named executive officers will be eligible to receive performance-based incentive bonuses based on the Company’s achievement of targeted non-GAAP revenue and non-GAAP operating income for fiscal year 2019, as detailed below.

For the Company’s named executive officers, the target funding under the FY19 Executive Annual Incentive Plans are as follows: for Gregory C. Clark, 150% of annual base salary at 100% achievement; for Nicholas R. Noviello, 100% of annual base salary at 100% achievement; for Michael D. Fey, 150% of annual base salary at 100% achievement; and for Scott C. Taylor, 100% of annual base salary at 100% achievement.

For the non-GAAP revenue metric: (a) at the threshold achievement level of 96.0% of target, the funding level is 40%; (b) above the threshold achievement level, the funding level increases up to a level of 100% at 100% achievement; (c) above the target achievement level, funding increases up to a cap of a 200% funding based on achievement of 104% of target; and (d) there is zero funding if the achievement is below 96.0% of target.

For the non-GAAP operating income metric: (a) at the threshold achievement level of 88.0% of target, the funding level is 40%; (b) above the threshold achievement level, the funding level increases up to a level of 100% at 100% achievement; (c) above the target achievement level, funding increases up to a cap of a 200% funding based on achievement of 110% of target; and (d) there is zero funding if the achievement is below 88.0% of target.

The non-GAAP operating income and non-GAAP revenue metrics are measured and funded independently of each other and are weighted equally. With respect to the above metrics, the calculations will be made assuming that foreign currency is held constant at plan rates. The measurement period for all metrics is the fiscal year ending on March 29, 2019.

With the exception of Gregory C. Clark, the individual payout amount will be determined based on an assessment of individual performance against a set of financial, non-financial, individual, and team-based goals and will be allocated from the bonus pool. The bonus payment for Gregory C. Clark will be calculated based on the Company’s financial metrics as described above.

Amounts payable under the Annual Incentive Plans are subject to the Company’s clawback policy and the provisions in the Annual Incentive Plans that provide for recoupment or forfeiture of compensation under certain circumstances, including in the event of certain restatements of our financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: July 3, 2018	By:	/s/ Scott C. Taylor
Scott C. Taylor
Executive Vice President, General Counsel and Secretary

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